Vertex Energy, Inc. 8-K

Exhibit 10.3

SIDE LETTER RE PURCHASE AND SALE AGREEMENTS

THIS SIDE LETTER RE PURCHASE AND SALE AGREEMENTS (this “Agreement”) is made and entered into as of February 25, 2022, by and among Tensile-Vertex Holdings LLC, a Delaware limited liability company (the “Seller”), and Vertex Splitter Corporation., a Delaware corporation (the “Buyer”) and Vertex Energy, Inc., a Nevada corporation (“Vertex” and, together with the Buyer, the “Vertex Parties”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Heartland Purchase Agreement (as defined below).

WHEREAS, certain parties hereto are also parties to (a) that certain Purchase and Sale Agreement, of even date herewith (the “Heartland Purchase Agreement”), pertaining to the sale of all of the issued and outstanding stock of Tensile-Heartland Acquisition Corporation from Seller to Buyer, and (b) that certain Purchase and Sale Agreement, of even date herewith (the “Myrtle Grove Purchase Agreement” and, together with the Heartland Purchase Agreement, the “Purchase Agreements”), pertaining to the sale of all of the issued and outstanding stock of Tensile-Myrtle Grove Acquisition Corporation from Seller to Buyer.

NOW, THEREFORE, as a material inducement of Seller to enter into the Purchase Agreements, and in consideration of the premises and the mutual representations, warranties and covenants contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
AGREEMENT

1A. Failure to Close. In the event that (i) the closing of the transactions contemplated by the Myrtle Grove Purchase Agreement does not occur on or prior to March 31, 2022, and / or (ii) the closing of the transactions contemplated by the Heartland Purchase Agreement does not occur on or prior to June 30, 2022, then, in addition to and not in derogation of, any rights or remedies of the Seller arising under or related to the Purchase Agreements: (a) the Vertex Parties will use their best efforts to cause the closings under the Purchase Agreements to occur, including without limitation by raising debt financing, selling equity in a private or public transaction, selling assets and / or otherwise doing all things necessary or appropriate to raise the funds necessary to make the payments required to be made by Buyer under the Purchase Agreements, in each case on commercially reasonable terms and conditions as reasonably determined by the board of directors of Vertex; provided that in no event shall Buyer be required to consummate any of the foregoing activities in violation of any loan covenant (so long as such covenant was not entered into with the intent to frustrate the obligations set forth in this subclause (a) and so long as the Vertex Parties have used their best efforts to seek a waiver of such covenant from the applicable lender); (b) upon the written election of Seller, the Vertex Parties will and will cause their affiliates to consent to the distribution or other payment of any and all cash and cash equivalents (including any proceeds from the repayment of that certain $7,000,000 promissory note issued by Vertex Energy Operating LLC in favor of HPRM LLC (“HPRM”) on July 1, 2021) (the “Note”) of HPRM and any direct and indirect subsidiaries to Seller, with such distribution or other payment to be structured as specified by Seller so as to be tax efficient for Seller; and (c) Seller may, with written notice to the Buyer, and without consent of the Class B Unitholders of HPRM, invoke the provisions of Section 12.9 of the amended and restated limited liability company agreement of HPRM (the “HPRM LLC Agreement”), and cause the HPRM to initiate a process intended to result in a Sale of the Company (as defined in the HPRM LLC Agreement), which may include an auction process using a nationally recognized investment bank and will be structured in a tax efficient manner for the Seller (and in such case, the board of managers and all the members of HPRM will approve the Sale of the Company and will fully cooperate in such sale process); provided that, in the event of the consummation of a Sale of the Company pursuant to the preceding clause (c) and notwithstanding anything to the contrary set forth in the HPRM LLC Agreement, Seller will be entitled to proceeds in such Sale of the Company equal to the greater of (i) 65% of the total net equity proceeds of sale from the Sale of the Company (for these purposes the “net equity proceeds of sale” shall mean enterprise value, plus / minus any customary working capital adjustment, minus indebtedness (which may be a negative number) and transaction expenses, plus cash, and including, for the avoidance of doubt, all unpaid amounts owing to the Company under the Note), and (ii) the amount due to the Seller under the HPRM Purchase Agreement as of the date of the consummation of such Sale of the Company.

ARTICLE 2
MISCELLANEOUS

2A. Amendment and Waiver. This Agreement may be amended or any provision of this Agreement may be waived; provided that (i) any amendment shall be binding only if such amendment is set forth in a writing executed by the Seller and the Buyer and (ii) any waiver of any provision of this Agreement shall be effective against a party only if set forth in a writing executed by such party. Except as expressly amended as set forth herein, the HPRM LLC Agreement shall continue in full force and effect in accordance with its terms. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

2B. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing (including in electronic form) and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, (iv) if delivered by telecopy, provided the relevant transmission report indicates a full and successful transmission, (a) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party, on a Business Day, and (b) on the next Business Day following the date of transmission if such transmission is completed after 5:00 p.m., local time of the recipient party, on a Business Day or at any time on a day that is not a Business Day, in each case, followed by delivery by next-day service from a courier service of national standing or (v) if delivered by electronic mail, provided no failure message is generated (a) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party, on a Business Day and (b) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on a Business Day or at any time on a day that is not a Business Day, in each case, followed by delivery by next-day service from a courier service of national standing. Notices, demands and communications shall, unless another address is specifierd in writing pursuant to the provisions hereof, be sent to the address indicated below:

Notices to the Buyer and/or Vertex:

Vertex Splitter

Corporation Vertex Energy Inc.

c/o Vertex Energy Operating LLC

1331 Gemini Street, Suite 250

Houston, TX 77058

Attention: Ben Cowart,

Email: benc@vertexenergy.com

with a copy to:

Ruddy Gregory PLLC

44 Cook Street, Suite 640

Denver, CO 80206

Attention: James P. Gregory, Esq.

Email: jgregory@ruddylaw.com

Notices to the Seller:

Tensile-Vertex Holdings, LLC

c/o Tensile Capital Management

700 Larkspur Landing Circle, Suite 255

Larkspur, CA 94939

Telephone: (415) 830-8160

Attention: Doug Dossey

Email: ddossey@tensilecapital.com

with a copy to:

Kirkland & Ellis LLP

555 California Street, Suite 2700

San Francisco, CA 94104

Attention: Noah D. Boyens, P.C.

Email: noah.boyens@kirkland.com

Without limiting the foregoing, any party hereto may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

2C. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including directly or indirectly by change of control or by operation of law) without the prior written consent of the Seller and the Buyer.

2D. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

2E. No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each party hereto hereby confirms that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement shall control and prior drafts of this Agreement shall not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement).

2F. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no such caption had been used in this Agreement.

2G. Complete Agreement. This Agreement and the Purchase Agreements contain the complete agreement among the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among such parties, whether written or oral, or any prior course of dealing among them, which may have related to the subject matter hereof in any way.

2H. Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied or electronically transmitted (including in .pdf or .tif formats) signature pages), all of which, taken together, shall constitute one and the same Agreement.

2I. Governing Law. This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, or the transactions contemplated by this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

2J. CONSENT TO JURISDICTION. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL PROPERLY AND EXCLUSIVELY LIE IN THE CHANCERY COURT OF THE STATE OF DELAWARE, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT (OTHER THAN UPON THE APPEAL OF ANY JUDGMENT, DECISION OR ACTION OF ANY SUCH COURT LOCATED IN DELAWARE OR, AS APPLICABLE, ANY FEDERAL APPELLATE COURT THAT INCLUDES THE STATE OF DELAWARE WITHIN ITS JURISDICTION). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

2K. WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

2L. Specific Performance. The parties hereto agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement. It is accordingly agreed that (i) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (ii) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right neither the Sellers nor Buyer would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER

TENSILE-VERTEX HOLDINGS, LLC

By:
Name: Douglas J. Dossey
Its: Authorized Signatory

[Signature Page to Purchase and Sale Agreement]

BUYER

VERTEX SPLITTER CORPORATION

By:
Name: Ben Cowart
Its: President

VERTEX

VERTEX ENERGY INC.

By:
Name: Ben Cowart
Its: President

[Signature Page to Purchase and Sale Agreement]